                                                               Sub-Item 77Q1(e)

                            MEMORANDUM OF AGREEMENT
                             (EXPENSE LIMITATIONS)

   This Memorandum of Agreement is entered into as of the Effective Date on the attached exhibit (the "Exhibit"), between Invesco California Value Municipal Income Trust, Invesco High Income Trust II, Invesco Municipal Opportunity Trust, Invesco Trust for Investment Grade New York Municipals (each a "Fund" and collectively the "Funds"), and Invesco Advisers, Inc. ("Invesco"). Invesco shall and hereby agrees to waive fees or reimburse expenses of the Fund severally and not jointly, as indicated in the attached Exhibit.

   For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Funds and Invesco agree as follows:

   For the Contractual Limits (listed in Exhibit A), the Funds and Invesco agree until at least the expiration date set forth on the attached Exhibit A (the "Expiration Date") that Invesco will waive its fees or reimburse expenses to the extent that total annual fund operating expenses after fee waiver and/or expense reimbursement of a class of the Funds (excluding (i) interest;
(ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary or non-routine items; (v) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement, if applicable) exceed the rate, on an annualized basis, set forth on the Exhibit of the average daily net assets. Acquired fund fees and expenses are not fees or expenses incurred by a fund directly but are expenses of the investment companies in which a fund invests. These fees and expenses are incurred indirectly through the valuation of a fund's investment in these investment companies. Acquired fund fees and expenses are required to be disclosed and included in the total annual fund operating expenses in the prospectus fee table. As a result, the net total annual fund operating expenses shown in the prospectus fee table may exceed the expense limits reflected in Exhibit A. With regard to the Contractual Limits, the Boards of Trustees of the Funds and Invesco may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. Invesco will not have any right to reimbursement of any amount so waived or reimbursed.

   For the Contractual Limits, the Funds and Invesco agree to review the then-current expense limitations for each Fund listed on the Exhibit on a date prior to the Expiration Date to determine whether such limitations should be amended, continued or terminated. The expense limitations will expire upon the Expiration Date unless the Funds and Invesco have agreed to continue them. The Exhibit will be amended to reflect any such agreement.

   It is expressly agreed that the obligations of the Funds hereunder shall not be binding upon any of the Trustees, shareholders, partners, nominees, officers, agents or employees of the Funds personally, but shall only bind the assets and property of the Funds, as provided in the Fund's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of the Fund, and this Memorandum of Agreement has been executed and delivered by an authorized officer of the Funds acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in the Fund's Agreement and Declaration of Trust.

   IN WITNESS WHEREOF, the Funds and Invesco have entered into this Memorandum of Agreement as of the Effective Dates on the attached Exhibit.

                        INVESCO CALIFORNIA VALUE MUNICIPAL INCOME TRUST INVESCO HIGH INCOME TRUST II
                        INVESCO MUNICIPAL OPPORTUNITY TRUST
                        INVESCO TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS

                        By:     /s/ John M. Zerr
                                ------------------------------------------------
                        Title:  Senior Vice President

                        INVESCO ADVISERS, INC.

                        By:     /s/ John M. Zerr
                                ------------------------------------------------
                        Title:  Senior Vice President
                                                              as of May 6, 2013

                                  EXHIBIT "A"

                INVESCO CALIFORNIA VALUE MUNICIPAL INCOME TRUST

                                                  CONTRACTUAL/  EXPENSE   EFFECTIVE DATE OF   EXPIRATION
FUND                                               VOLUNTARY   LIMITATION   CURRENT LIMIT        DATE
----                                              ------------ ---------- ----------------- ---------------
Invesco California Value Municipal Income Trust   Contractual     0.52%    August 27, 2012  August 31, 2014

                         INVESCO HIGH INCOME TRUST II

                                                  CONTRACTUAL/  EXPENSE   EFFECTIVE DATE OF   EXPIRATION
FUND                                               VOLUNTARY   LIMITATION   CURRENT LIMIT        DATE
----                                              ------------ ---------- ----------------- ---------------
Invesco High Income Trust II                      Contractual     1.10%    August 27, 2012  August 31, 2014

                      INVESCO MUNICIPAL OPPORTUNITY TRUST

                                                  CONTRACTUAL/  EXPENSE   EFFECTIVE DATE OF    EXPIRATION
FUND                                               VOLUNTARY   LIMITATION   CURRENT LIMIT         DATE
----                                              ------------ ---------- ----------------- ----------------
Invesco Municipal Opportunity Trust               Contractual     0.89%   October 15, 2012  October 31, 2014

            INVESCO TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS

                                                  CONTRACTUAL/  EXPENSE   EFFECTIVE DATE OF   EXPIRATION
FUND                                               VOLUNTARY   LIMITATION   CURRENT LIMIT        DATE
----                                              ------------ ---------- ----------------- ---------------
Invesco Trust for Investment Grade New York
  Municipals                                      Contractual     0.69%    August 27, 2012  August 31, 2014

                                                               Sub-Item 77Q1(e)

                                AMENDMENT NO. 1
                                      TO
                     MASTER INVESTMENT ADVISORY AGREEMENT

   THIS Amendment dated December 3, 2012, amends the Master Investment Advisory Agreement (the "Agreement") dated August 27, 2012, by and between Invesco Van Kampen California Value Municipal Income Trust, a Delaware Statutory Trust (the "Trust"), and Invesco Advisers, Inc., a Delaware Corporation (the "Adviser").

                                   RECITALS

   WHEREAS, the Trust desires to amend the Agreement to change the name of the Trust from Invesco Van Kampen California Value Municipal Income Trust to Invesco California Value Municipal Income Trust;

   NOW THEREFORE, the parties agree as follows:

   1. Appendix A is deleted in its entirety and replaced with the following:

                                  "APPENDIX A

                          COMPENSATION TO THE ADVISER

   The Trust shall pay the Adviser, out of its assets, as full compensation for all services rendered, an advisory fee for the Trust set forth below. Such fee shall be calculated by applying the following annual rates to the average daily manage assets of the Trust for the calendar year.

FUND NAME                                                 ADVISORY FEE RATE
---------                                              ------------------------
Invesco California Value Municipal Income Trust        .55% on managed assets"

"Managed assets" for this purpose means the Trust's net assets, plus assets attributable to outstanding preferred shares and the amount of any borrowings incurred for the purpose of leverage (whether or not such borrowed amounts are reflected in the Trust's financial statements for purposes of generally accepted accounting principles).

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

Attest:                                INVESCO CALIFORNIA VALUE MUNICIPAL
                                       INCOME TRUST

/s/ Peter Davidson                     By:     /s/ John M. Zerr
--------------------------------               --------------------------------
     ASSISTANT SECRETARY               Name:   John M. Zerr
                                       Title:  Senior Vice President
(SEAL)

Attest:                                INVESCO ADVISERS, INC.

/s/ Peter Davidson                     By:     /s/ John M. Zerr
--------------------------------               --------------------------------
     ASSISTANT SECRETARY               Name:   John M. Zerr
                                       Title:  Senior Vice President
(SEAL)

                                                               Sub-Item 77Q1(e)

                            MEMORANDUM OF AGREEMENT
              (AFFILIATED MONEY MARKET FUND ADVISORY FEE WAIVER)

   This Memorandum of Agreement is entered into as of the dates indicated on Exhibit "A" between Invesco Advantage Municipal Income Trust II, Invesco Bond Fund, Invesco California Value Municipal Income Trust, Invesco Dynamic Credit Opportunities Fund, Invesco High Income Trust II, Invesco Municipal Opportunity Trust, Invesco Municipal Trust, Invesco Pennsylvania Value Municipal Income Trust, Invesco Senior Income Trust, Invesco Senior Loan Fund, Invesco Trust for Investment Grade Municipals, Invesco Trust for Investment Grade New York Municipals and Invesco Van Kampen Exchange Fund (each a "Fund" and collectively, the "Funds") and Invesco Advisers, Inc. ("Invesco").

   For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Funds and Invesco agree as follows:

   1. Each Fund and Invesco agree that until the expiration date, if any, of the commitment set forth on the attached Exhibit "A" occurs, as such Exhibit "A" is amended from time to time, Invesco will waive advisory fees payable by an Investing Fund (defined below) in an amount equal to 100% of the net advisory fee Invesco receives on the Uninvested Cash (defined below) from the Affiliated Money Market Fund (defined below) in which the Investing Fund invests (the "Waiver").

       i. Invesco's Fund Accounting Group will calculate, and apply, the Waiver monthly, based upon the average investment of Uninvested Cash made by the Investing Fund during the previous month in an Affiliated Money Market Fund.

       ii. The Waiver will not apply to those investing Funds that do not charge an advisory fee, either due to the terms of their advisory agreement, or as a result of contractual or voluntary fee waivers.

       iii. The Waiver will not apply to cash collateral for securities lending.

       For purposes of the paragraph above, the following terms shall have the following meanings:

       (a) "Affiliated Money Market Fund" - any existing or future fund managed by Invesco or its affiliates that holds itself out as a money market fund and complies with Rule 2a-7 under the Investment Company Act of 1940, as amended;

       (b) "Investing Fund" - any Fund investing Uninvested Cash in an Affiliated Money Market Fund; and

       (c) "Uninvested Cash" - cash available and uninvested by a Fund that may result from a variety of sources, including dividends or interest received on portfolio securities, unsettled securities transactions, strategic reserves, matured investments, proceeds from liquidation of investment securities, dividend payments, or new investor capital.

   2. Neither a Fund nor Invesco may remove or amend the Waiver to a Fund's detriment prior to requesting and receiving the approval of the Fund's Board of Trustee/Managing General Partners to remove or amend such Waiver. Invesco will not have any right to reimbursement of any amount so waived.

   Subject to the foregoing paragraphs, each of the Funds and Invesco agree to review the then-current waivers for each Fund listed on the Exhibit on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Funds and Invesco have agreed to continue them. The Exhibit will be amended to reflect any such agreement.

   Nothing in this Memorandum of Agreement is intended to affect any other memorandum of agreement executed by any Fund or Invesco with respect to any other fee waivers, expense reimbursements and/or expense limitations.

   IN WITNESS WHEREOF, each Fund and Invesco have entered into this Memorandum of Agreement as of the dates indicated on Exhibit "A".

                        INVESCO ADVANTAGE MUNICIPAL INCOME TRUST II
                        INVESCO BOND FUND
                        INVESCO CALIFORNIA VALUE MUNICIPAL INCOME TRUST INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND
                        INVESCO HIGH INCOME TRUST II
                        INVESCO MUNICIPAL OPPORTUNITY TRUST
                        INVESCO MUNICIPAL TRUST
                        INVESCO PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST INVESCO SENIOR INCOME TRUST
                        INVESCO SENIOR LOAN FUND
                        INVESCO TRUST FOR INVESTMENT GRADE MUNICIPALS
                        INVESCO TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS INVESCO VAN KAMPEN EXCHANGE FUND

                        By:     /s/ John M. Zerr
                                ------------------------------------------------
                        Title:  Senior Vice President

                        INVESCO ADVISERS, INC.

                        By:     /s/ John M. Zerr
                                ------------------------------------------------
                        Title:  Senior Vice President

                                  EXHIBIT "A"

                  INVESCO ADVANTAGE MUNICIPAL INCOME TRUST II

FUND                                             EFFECTIVE DATE COMMITTED UNTIL
----                                             -------------- ---------------
Invesco Advantage Municipal Income Trust          May 15, 2012   June 30, 2014

                               INVESCO BOND FUND

FUND                                             EFFECTIVE DATE COMMITTED UNTIL
----                                             -------------- ---------------
Invesco Bond Fund                                 May 15, 2012   June 30, 2014

                INVESCO CALIFORNIA VALUE MUNICIPAL INCOME TRUST

FUND                                             EFFECTIVE DATE COMMITTED UNTIL
----                                             -------------- ---------------
Invesco California Value Municipal Income Trust   May 15, 2012   June 30, 2014

                   INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND

FUND                                             EFFECTIVE DATE COMMITTED UNTIL
----                                             -------------- ---------------
Invesco Dynamic Credit Opportunities Fund         May 15, 2012   June 30, 2014

                         INVESCO HIGH INCOME TRUST II

FUND                                             EFFECTIVE DATE COMMITTED UNTIL
----                                             -------------- ---------------
Invesco High Income Trust II                      May 15, 2012   June 30, 2014

                      INVESCO MUNICIPAL OPPORTUNITY TRUST

FUND                                             EFFECTIVE DATE COMMITTED UNTIL
----                                             -------------- ---------------
Invesco Municipal Opportunity Trust               May 15, 2012   June 30, 2014

                            INVESCO MUNICIPAL TRUST

FUND                                             EFFECTIVE DATE COMMITTED UNTIL
----                                             -------------- ---------------
Invesco Municipal Trust                           May 15, 2012   June 30, 2014

               INVESCO PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST

FUND                                             EFFECTIVE DATE COMMITTED UNTIL
----                                             -------------- ---------------
Invesco Pennsylvania Value Municipal Income
  Trust                                           May 15, 2012   June 30, 2014

                          INVESCO SENIOR INCOME TRUST

FUND                                             EFFECTIVE DATE COMMITTED UNTIL
----                                             -------------- ---------------
Invesco Senior Income Trust                       May 15, 2012   June 30, 2014

                           INVESCO SENIOR LOAN FUND

FUND                                             EFFECTIVE DATE COMMITTED UNTIL
----                                             -------------- ---------------
Invesco Senior Loan Fund                          May 15, 2012   June 30, 2014

                 INVESCO TRUST FOR INVESTMENT GRADE MUNICIPALS

FUND                                             EFFECTIVE DATE COMMITTED UNTIL
----                                             -------------- ---------------
Invesco Trust for Investment Grade Municipals     May 15, 2012   June 30, 2014

            INVESCO TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS

FUND                                             EFFECTIVE DATE COMMITTED UNTIL
----                                             -------------- ---------------
Invesco Trust for Investment Grade New York
  Municipals                                      May 15, 2012   June 30, 2014

                       INVESCO VAN KAMPEN EXCHANGE FUND

FUND                                             EFFECTIVE DATE COMMITTED UNTIL
----                                             -------------- ---------------
Invesco Van Kampen Exchange Fund                  May 15, 2012   June 30, 2014

                                      A-2